Exhibit 10.26

AMENDMENT NO. 1 TO PROMISSORY NOTE

This AMENDMENT NO. 1 (“Amendment”), dated as of October 31, 2007, to PROMISSORY NOTE (“Note”), dated as of June 1, 2007, is executed by Rocky Mountain Gas, Inc., a Wyoming corporation (“Maker”), and consented to by PRB Energy, Inc., a Colorado corporation (“Payee”).

RECITALS

WHEREAS, Maker has executed that certain Note, pursuant to which, among other things, Maker has promised to pay Payee the principal sum of $2,750,000, together with interest on the unpaid principal sum from time to time outstanding at 10% per annum, on or before October 31, 2007;

WHEREAS, pursuant to the Note, Maker has paid an installment of $500,000 to Payee on or about June 21, 2007; and

WHEREAS, Maker owes Payee the unpaid principal sum of $2,250,000, together with interest on the principal sum from time to time outstanding at 10% per annum, under the Note; and

WHEREAS, at Maker’s request, Payee has agreed to extend the final maturity date of the Note from October 31, 2007, to February 29, 2008, and to provide a schedule for the payment of the unpaid principal sum and interest.

NOW, THEREFORE, Maker amends the Note as follows, and Payee consents to such Amendment:

1.             The first paragraph of the Note, which begins, “FOR VALUE RECEIVED,” is amended by replacing the words “on or before October 31, 2007,” with the following text: “on or before February 29, 2008,”.

2.             The second paragraph of the Note, which begins, “Maker hereby agrees to pay this Note” is amended by replacing such paragraph in its entirety with the following text:

Maker hereby agrees to pay this Note as follows: in an installment on June 21, 2007 of $500,000; in an installment on October 31, 2007 of $850,000; in an installment on November 30, 2007 of $400,000; in an installment on December 31, 2007 of $400,000; in an installment on January 31, 2008 of $400,000; and payment of the remaining principal outstanding under this Note plus all accrued interest on February 29, 2008, the final maturity date of this Note.

3.             Except as otherwise expressly provided by this Amendment, all of the terms, conditions, and provisions of the Note remain unaltered and in full force and effect. This Amendment and the Note shall be read and construed as one agreement.

4.             This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Promissory Note as of the date first written above.

ROCKY MOUNTAIN GAS, INC.

By:	/s/ John F. Reader
John F. Reader
Senior Vice President

CONSENTED TO as of the date first written above.

PRB ENERGY, INC.

By:	/s/ William F. Hayworth
William F. Hayworth
President & Chief Operating Officer